POWER OF ATTORNEY

Peter D. Cummings

Know all by these presents, that the

Undersigned hereby constitutes and appoints

each of Jon W. Bilstrom, Nicole V. Gersch,

Jessica M. Pfeiffer, and Robert W. Spencer,

Jr., signing singly, the undersigned's true

and lawful attorney-in-fact to:

1.  execute for and on behalf of the

undersigned, in the undersigned's capacity as

an officer and/or director of Comerica

Incorporated (the Company), Forms 3, 4 and 5

in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules

thereunder and Form 144 with respect to the

securities of the Company beneficially owned by

the undersigned in accordance with Rule 144

under the Securities Act of 1933 (the

Securities Act);

2.  execute for and on behalf of the

undersigned, in the undersigned's capacity as

an officer and-or director of the Company,

documents necessary to facilitate the filing of

Forms 3, 4 and 5 and Form 144;

3.  do and perform any and all acts for and on

behalf of the undersigned which may be

necessary or desirable to complete and execute

any such Form 3, 4 or 5 or Form 144, complete

and execute any amendment or amendments

thereto, and timely file such form with the

United States Securities and Exchange

Commission and any stock exchange or similar

authority; and

4.  take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed by

such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such

Attorney-in-fact full power and authority to do

and perform any and every act and thing

whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and all purposes as the undersigned

might or could do if personally present, with

full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or

cause to be done by virtue of this power of

attorney and the rights and powers herein

granted.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are

not assuming, nor is the Company assuming, any

of the undersigned's responsibilities to comply

with Section 16 of the Securities Exchange Act

of 1934 or Rule 144 under the Securities Act.

The termination of any attorney-in-fact's

Employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

Force and effect until the undersigned is no

Longer required to file Forms 3, 4 and 5 or

Form 144 with respect to the undersigned's

holdings of and transactions in securities

issued by the Company, unless earlier revoked

by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact

at the then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

This Power of Attorney to be executed and made

Effective as of this 24th day of July, 2007.

Peter D. Cummings